UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) August 14, 2006

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Witten Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 14, 2006, we closed a financing pursuant to a Securities Purchase Agreement that we had entered into with selected institutional investors by issuing 3,200,000 shares of our common stock at a purchase price of $3.75 per share. We previously disclosed the Securities Purchase Agreement in a press release, dated, August 9, 2006, which was filed as an exhibit to a Form 8-K filed that day, and which is included as an exhibit hereto.

The shares were offered and sold to the following institutional investors, each of whom is a signatory to the Securities Purchase Agreement and all of whom we may refer to below collectively as the investors: CCM Master Qualified Fund, Ltd., Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio, UBS O’Connor LLC fbo O’Connor PIPES Corporate Strategies Master Limited, SF Capital Partners, Ltd., Special Situations Fund III L.P., QP, L.P.; Special Situations III L.P.; Special Situations Private Equity Fund, L.P., Blueline Capital Partners LP II, Blueline Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena and Special Situations Cayman Fund, L.P.

Gross proceeds from this financing are $12.0 million. We expect to use the net proceeds of the financing for potential acquisitions that may arise from time to time and working capital and general corporate purposes.

We offered and sold the shares without registration under the Securities Act of 1933 to a limited number of qualified institutional buyers and other institutional accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares issued, unless registered under the Securities Act prior to issuance.

In connection with this financing, we entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to prepare and file, within 30 days following the issuance of the securities, a registration statement covering the resale of the shares of common stock sold in the financing. If we fail to have the registration statement declared effective within 90 days following the date of the issuance of the securities, or the purchasers are otherwise unable to re-sell their shares purchased in the financing, we will be obligated to pay liquidated damages to the purchasers in the amount of 1.5% per month, but not to exceed a total of 10% of the purchase price paid by each purchaser.

A complete copy of each of the Securities Purchase Agreement, the Registration Rights Agreement, and the related press release describing the private placement financing, are filed as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

On August 14, 2006, we issued 3,200,000 shares of our common stock to selected institutional investors pursuant to the terms of the Securities Purchase Agreement described above. For further information about the terms of these transactions, please see the disclosure under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Form of Securities Purchase Agreement

99.2	Form of Registration Rights Agreement

99.3	Sonic Innovations Inc. press release dated August 9, 2006*

*	incorporated by reference from the registrant’s Form 8-K filed on August 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: August 14, 2006

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran Vice President and Chief Financial Officer